UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 480-8300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Acacia Research Corporation (the “Company”) held its 2014 annual meeting of stockholders (the “Annual Meeting”) on Thursday, May 15, 2014, at its headquarters located at 500 Newport Center Drive, 7th Floor, Newport Beach, California. At the Annual Meeting, the Company’s stockholders: (a) elected Edward W. Frykman and William S. Anderson to serve on the Board as Class II directors for a term of three years expiring upon the Company’s 2017 annual meeting of stockholders or until their respective successors are duly elected and qualified; (b) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014; and (c) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the 2013 fiscal year.

As of March 21, 2014, the record date for the Annual Meeting, the Company had 50,041,123 shares of its common stock outstanding and entitled to vote. At the Annual Meeting, 45,393,349 shares of the Company’s common stock were present in person or represented by proxy and entitled to vote. The following sets forth detailed information regarding the voting results at the Annual Meeting:

Proposal 1: Election of two Class II directors to serve on the Board for a term of three years expiring upon the Company’s 2017 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Class I Director Nominee	Votes For	Votes Withheld	Broker Non-votes
Edward W. Frykman	37,734,881	1,776,875	5,881,593
William S. Anderson	38,559,866	951,890	5,881,593

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
44,009,384	1,208,063	175,902	0

Proposal 3: Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
26,996,948	12,287,616	227,192	5,881,593

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 16, 2014	ACACIA RESEARCH CORPORATION

	By:	/s/ Matthew Vella
Matthew Vella
Chief Executive Officer

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